                                    BY-LAWS

                                       OF

                          Synergy Telemanagement, Inc.
                               ("The Corporation")

                         *       *      *      *      *

                                TABLE OF CONTENTS


ARTICLE I.     OFFICES

      1.  Principal Office
      2.  Other Offices


ARTICLE II.    MEETINGS OF SHAREHOLDERS

      1.  Place of Meetings
      2.  Annual Meetings
      3.  List of Shareholders
      4.  Special Meetings
      5.  Notice
      6.  Quorum
      7.  Majority Vote
      8.  Voting Procedure
      9.  Action Without Meeting; Telephone Meeting


ARTICLE III.   DIRECTORS

      1.  Management
      2.  Number; Election
      3.  Change in Number
      4.  Removal and Vacancies
      5.  Election of Directors
      6.  Place of Meetings
      7.  First Meetings
      8.  Regular Meetings
      9.  Special Meetings
     10.  Quorum
     11.  Action Without Meeting; Telephone Meeting
     12.  Chairman of the Board
     13.  Compensation
     14.  Executive Committee
     15.  Other Committees


ARTICLE IV.    NOTICES

      1.  Method
      2.  Waiver

     ARTICLE V.     OFFICERS


      1.  Officers
      2.  Election
      3.  Compensation
      4.  Removal and Vacancies
      5.  President
      6.  Vice President
      7.  Secretary
      8.  Assistant Secretaries
      9.  Treasurer
     10.  Assistant Treasurers



ARTICLE VI.    CERTIFICATES REPRESENTING SHARES

      1.  Certificates
      2.  Lost Certificates
      3.  Transfer of Shares
      4.  Registered Shareholders


ARTICLE VII.   GENERAL PROVISIONS

      1.  Dividends
      2.  Reserves
      3.  Checks
      4.  Fiscal Year
      5.  Seal
      6.  Indemnification
      7.  Transactions With Directors and Officers
      8.  Amendments
      9.  Table of Contents; Headings

                                    BY-LAWS

                                       OF

                          Synergy Telemanagement, Inc.
                               ("The Corporation")

                        *       *      *       *       *

                                   ARTICLE 1.

                                    OFFICES

     Section 1. PRINCIPAL OFFICE. The principal business office of the Corporation shall be at 14565 Tamerisk, Flower Mound, Texas 75234.

     Section 2. OTHER OFFICES. The corporation may also have offices at such other places, both within and without the State of Texas, as a Board of Directors may from time to time determine or the business of the Corporation may require.


                                  ARTICLE II.

                           MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of shareholders for all purposes may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. Provided however, that no meeting of shareholders shall be held at any place outside of Dallas County Texas unless all shareholders agree to the place and time in writing before the meeting is held.

     Section 2. ANNUAL MEETING. An annual meeting of the shareholders, commencing with the year 1992, shall be held on the first monday in February of each year; but if such date shall fall on a legal holiday, then on the next regular business day following, at 10:00 a.m., at which they shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 3. LIST OF SHAREHOLDERS. At least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetic order with the address of and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

     Section 4. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these By-Laws, may be called by the President, the Board of Directors, or the holders of not less than fifty percent (50%) of all shares entitled to vote at the meetings shall be confined to the purposes stated in the notice of the meeting.

     Section 5. NOTICE. Written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than
(10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

     Section 6. QUORUM. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. MAJORITY VOTE. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by statute or by the Articles of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 8. VOTING PROCEDURE. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney-in-fact, and bearing a date not more than eleven (11) months prior to said meeting, unless said instrument provides for a longer period. Each proxy shall be revocable unless expressly provided therein to by irrevocable and unless otherwise made irrevocable by law. Such proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. The Board of Directors may fix in advance a record date to be not less than ten
(10) nor more then fifty (50) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

     Section 9. ACTION WITHOUT MEETING; TELEPHONE MEETINGS. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE III.

                                   DIRECTORS

     Section 1. MANAGEMENT. The business and affairs of the Corporation shall be managed by its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws, directed or required to be exercised or done by the shareholders. The Board of Directors shall keep regular minutes of its proceedings.

     Section 2. NUMBER; ELECTION. The Board of Directors shall consist of Three (3) director(s), who need not be shareholder(s) or resident(s) of the State of Texas. The Directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify.

     Section 3. CHANGE IN NUMBER. The number of Directors may be increased or decreased from time to time by amendment to these By-Laws but no decrease shall have the effect of shortening the term of any incumbent Director. Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

     Section 4. REMOVAL AND VACANCIES. Any Director may be removed either for or without cause, at any annual or special meeting of shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director, if notice of the intention to act upon such matter shall have been given in the notice calling such meetings. If any vacancies occur in the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor or successors, or a successor or successors may be chosen at a special meeting of the shareholders called for that purpose; and each successor Director so chosen shall be elected for the unexpired term of this predecessor in office.

     Section 5. ELECTION OF DIRECTORS. At every election of Directors, each shareholder shall have the right to vote in person or by proxy in the number of voting shares owned by him for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting shall be prohibited.

     Section 6. PLACE OF MEETINGS. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas. Provided however, that no meeting of Directors shall be held at any place outside of Dallas County, Texas unless all shareholders agree to the place and time in writing before the meeting is held.

     Section 7. FIRST MEETINGS. The first meeting of each newly elected Board shall be held without further notice immediately following the annual meeting of shareholders; and at the same place, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed.

     Section 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     Section 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President on three

(3) days notice to each Director, either personally or by mail or by telegram. Special meetings may be called in like manner and on like notice on the written request of a majority of the Directors. Except as may be otherwise expressly provided by statute, or by the Articles of Incorporation, or by these By-Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

     Section 10. QUORUM. At all meetings of the Board of Directors, the presence of a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, or by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 11. ACTION WITHOUT MEETING; TELEPHONE MEETINGS. Any action required or permitted to be taken at a meeting of the Board of Directors or members of any committee designated by the Board, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at the meeting. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation, members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 12. CHAIRMAN OF THE BOARD. The Board of Directors may elect a chairman of the Board to preside at their meetings and perform such other duties as the Board may from time to time assign to him.

     Section 13. COMPENSATION. Directors, as such, shall not receive any stated salary for their services, but, by resolution of the Board a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any committee designated by the Board may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

     Section 14. EXECUTIVE COMMITTEE.   The Board of Directors may, by
resolution adopted by a majority of the whole Board, designate an Executive Committee, to consist of two or more of the Directors of the Corporation. The Executive Committee, to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute, or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the Board, whenever in its judgment the best interests of the Corporation will be served thereby. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

     Section 15. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board, may designate other committees, other than an Executive Committee, to the extent provided in such resolution.


                                  ARTICLE IV.

                                    NOTICES

     Section 1. METHOD. Whenever by statutes, the Articles of Incorporation, or these By-Laws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the Corporation or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mails as aforesaid.

     Section 2. WAIVER. Whenever any notice is required to be given to any shareholder or Director of the Corporation by statute, the Articles of Incorporation, or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance of a shareholder or director at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder or director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Consent in writing by a shareholder or director to any action taken or resolution adopted by the shareholders or directors of the Corporation shall constitute a waiver of any and all notices required to be given in connection with such action or resolution.


                                      ARTICLE V.

                                       OFFICERS

     Section 1. OFFICERS. The officers of the Corporation shall be elected by the Directors and shall be a President, a Vice President, a Secretary, and a Treasurer. The Board of Directors May also choose a Chairman of the Board, additional Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices such as President and Secretary may be held by the same person.

     Section 2. ELECTION. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a President, one or more Vice Presidents, a Secretary, and a Treasurer, none of whom need be a member of the Board, a shareholder or a resident of the State of Texas. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

     Section 3. COMPENSATION. The compensation of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 4. REMOVAL AND VACANCIES. Each officer of the corporation shall hold office until his successor is chosen and qualified in his stead or until his death or until his resignation or removal from office. Any officer or agent elected or appointed by the Board of Directors may be removed either for or without cause by a majority of the Board members represented at a meeting of the Board at which a quorum is represented, whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 5. PRESIDENT. The President shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and the Board of Directors unless the Board shall choose to elect a chairman of the Board, in which event the President shall preside at Board meetings in the absence of the Board Chairman. The President shall have general and active management of the orders and resolutions of the Board and shall be responsible to see that such orders and resolutions are carried into effect, as the Directors shall prescribe.

     Section 6. VICE PRESIDENT. Each Vice President shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate to him.

     Section 7. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the Board, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

     Section 8. ASSISTANT SECRETARIES. Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section 9. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the corporation and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, he shall give the corporation a bond in such form, in such sum, and with surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 10. ASSISTANT TREASURERS. Each Assistant Treasurer shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe.


                                     ARTICLE VI.

                           CERTIFICATES REPRESENTING SHARES

     Section 1. CERTIFICATES. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that shares are without par value. They shall be signed by the President or a Vice President and Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, other than the corporation or an employee of the corporation, the signature of any such officer may be facsimile.

     Section 2. LOST CERTIFICATES. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such form, in such sum, and with surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 3. TRANSFER OF SHARES. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation or the transfer agent of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 4. REGISTERED SHAREHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                     ARTICLE VII.

                                  GENERAL PROVISIONS

     Section 1. DIVIDENDS. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the corporation, subject to the provisions of the statutes, and the Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, such record date to be not more than fifty (50) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopt the resolutions declaring such dividend shall be the record date.

     Section 2. RESERVES. There may be created by resolution of the Board of Directors out of the earned surplus of the corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the corporation, or for such other purposes as the Directors shall think beneficial to the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

     Section 5. SEAL. The corporate seal shall have inscribed thereon the name of the corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 6. INDEMNIFICATION. Any person made a party to, or involved in, any civil, criminal or administrative action, suit or proceeding by reason of the fact that he, his Executor or Administrator is or was a director or officer of the Corporation, or of any corporation which he, his Executor or Administrator is or was a director or officer of the Corporation, or of any corporation which he, his Executor or Administrator, served as such at the request of the corporation, shall be indemnified by the Corporation against expenses actually and reasonable incurred by or imposed on him in connection with, or resulting from the defense of such action, suit or proceeding, or in connection with, or resulting from, any appeal therein, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such officer or director has committed or allowed some act or omission (i) otherwise than in good faith in what he considered to be the best interests of the corporation, or (ii) without reasonable cause to believe that such act or omission was proper and legal. As used herein, the term "expenses" shall include all obligations incurred by such person for the payment of money including, without limitation, attorney's fees, judgments, awards, fines, penalties, and amounts paid in satisfaction of judgment or in settlement of any such action, suit or proceeding. A conviction or judgement (whether based on a plea of guilty or NOLO CONTENDERE or its equivalent, or after trial), shall not by itself be deemed an adjudication that such director or officer has committed or allowed some act or omission as hereinabove provided. Determination of the right to such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by any of the following procedures: (a) order of the court or administrative body or agency having jurisdiction of the action, suit or proceeding, (b) resolutions adopted by a majority of a quorum of the board of Directors of the corporation without counting in any such majority or quorum any directors who have incurred expenses in connection with such action, suit or proceeding, (c) resolution adopted by a majority of a quorum of the stockholders entitled to vote at any meeting, or (d) order of any court having jurisdiction over the corporation. Any such determination that a payment by way of indemnity should be made shall be binding upon the corporation. Such right of indemnification shall not be exclusive of any other right which such directors and officers of the corporation, and the other persons above mentioned, may have or hereafter acquire and without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any By-Law, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this section. The provisions of this section shall apply to any member of any committee appointed by the Board of Directors and the Board of Directors shall have power in its discretion (but shall not be required) to indemnify any person made a party to, or involved in, any civil, criminal or administrative action, suit or proceeding by reason of the fact that he, his Executor or Administrator, is or was an employee of the corporation or any subsidiary thereof, to the same extent that indemnification would be authorized with respect to an officer or directors.

     Section 7. TRANSACTION WITH DIRECTORS AND OFFICERS. No contract or other transaction between the corporation and any other corporation and no other act of the corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in such contract, transaction or other act, or are directors or officers of such other corporation. Any director of the corporation, individually, or any firm or association of which any such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any annual meeting or at any special meeting, called for that purpose, of the Board of directors at which action upon any such contract or transaction shall be taken; and any director of the corporation who is so interested may be counted in determining the existence of quorum at any such annual meeting or any such special meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested; every director of the corporation being hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the corporation for the benefit of himself or any firm, corporation, association, trust or organization in which or with which he may be in anywise interested or connected.

     Section 8. AMENDMENTS. These By-Laws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present or represented, by the affirmative vote of a majority of the Directors present at such meeting unless such power is reserved to the shareholders by the Articles of Incorporation.

     Section 9. TABLE OF CONTENTS; HEADINGS. The Table of Contents and headings used in these By-Laws have been inserted for convenience only and do not constitute matters to be construed in interpretations.

                               CERTIFICATE OF SECRETARY

     The undersigned, being the Secretary of the Corporation, hereby certifies that the foregoing code of By-Laws was duly adopted by the initial director(s) of said corporation effective on February 1, 1991.

     In Witness Whereof, I have signed this certificate as of the 1st day of February, 1991.



                               /s/ Timothy M. Terrell
                              ------------------------------
                              Secretary

                                      AMENDMENT

     Effective the 26th day of October, 1994, the name of the corporation changed from Synergy Telemanagement, Inc. to CapRock Communications Corporation and its bylaws are hereby to reflect the corporate name change.

                              CAPROCK COMMUNICATIONS CORPORATION

                              By: /s/ Timothy M. Terrell
                                 -------------------------------
                                  Timothy M. Terrell
                                  Secretary

                                 AMENDMENTS TO BYLAWS

The following amendment was adopted on April 1, 1994 by the shareholders and directors of CapRock Communications Corp. (now known as CapRock
Telecommunications Corp.) (the "Company") to Article II, Section 9 of the Bylaws of the Company so that such section reads in its entirety as follows:

          "Section 9. ACTION WITHOUT MEETING. Any action required by statutes to be taken at a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted. The signed consent, or a signed copy shall be placed in the minute book. Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous consent shall be given to those shareholders who did not consent in writing to the action."

The following amendment was adopted on September 31, 1997 by the shareholders and directors of the Company to Article III, Section 2 of the Bylaws of the Company so that such section reads in its entirety as follows:

          "Section 2. NUMBER; ELECTION. The Board of Directors shall consist of six (6) directors, who need not be shareholders or residents of the State of Texas. The Directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify."


                                             /s/ Timothy M. Terrell
                                             ------------------------------
                                             Timothy M. Terrell, Secretary